(j)(1)
CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" included in or made a part of Post-Effective Amendment No. 95 to the Registration Statement of Voya Partners, Inc. (File No. 333-32575), on Form N-1A under the Securities Act of 1933, as amended.

/s/Ropes & Gray LLP

Ropes & Gray LLP

Boston, MA

April 29, 2024